EXHIBIT 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement on
Form S-3 for Indenet, Inc. (Common Stock - 1,433,030 shares), of my report dated April 12, 1996 appearing in Form 8-K/A for the event occurring on April 22, 1996 on the financial statements of Starcom Television
Services.

/s/ Jay J. Shapiro, CPA
Date:  May 10, 1996
Jay J. Shapiro, CPA,
A Professional Corporation